UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2016

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
State or other jurisdiction	Commission File Number	IRS Employer
incorporation		Identification No.

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On October 11, 2016, Medifirst Solutions, Inc. (the “Company”) issued to an accredited investor (the “Investor”) a 9% convertible promissory note in the principal amount of $157,895.00 (the “Note”), which Note included an original issue discount of $7,895, resulting in proceeds of $150,000 to the Company. The Company intends to use the proceeds from the sale of the Note towards (i) additional inventory; (ii) U.S. Food and Drug Administration compliance expenses; (iii) developing a sales and marketing team; and (iv) general administrative expenses.

The Note bears interest at the rate of 9% per annum and has a maturity date of March 27, 2016 (the “Maturity Date”). At any time prior to the Maturity Date, the Company has the right to prepay the Note in an amount equal to 120% of the principal amount due plus any accrued but unpaid interest. Beginning on the six month anniversary of the issuance of the Note and subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Note is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 57.5% of the lowest trading price of Common Stock during the 20 trading day period prior to conversion. The Note sets forth various events that would trigger default and corresponding remedies.

On October 11, 2016, the Company issued to the Investor a convertible redeemable replacement note in principal amount of $50,000.00 (the “Replacement Note”). The issuance of the Replacement Note was made in connection with the Investor’s partial purchase of $45,000.00 in principal and accrued interest thereon (valued at $5,000) of a $100,000.00 convertible promissory note that was originally issued by the Company on June 12, 2015 (the “Original Note”). The $50,000.00 principal amount of the Replacement Note reflected the principal and accrued interest under the Original Note. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Replacement Note is convertible into shares of Common Stock at a conversion price equal to 50% of the lowest trading price of Common Stock during the 20 trading day period prior to conversion, representing the same conversion terms as those included in the Original Note. The Replacement Note otherwise contains substantially identical provisions to that of the Note.

The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Note and the Replacement Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Note and the Replacement Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation.

The information contained in Item 1.01 with respect to the Note is hereby incorporated herein by reference.

Item 3.02           Unregistered Sales of Equity Securities.

The information contained in Item 1.01 with respect to the Note is hereby incorporated herein by reference.

Item 9.01           Exhibits.

Exhibits	Description
10.1	Convertible Redeemable Note due March 27, 2018
10.2	Convertible Redeemable Replacement Note due March 27, 2018

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: October 17, 2016
	By:	/s/ Bruce Schoengood
President and CEO

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